Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2020, relating to the financial statements of Upstart Holdings, Inc. appearing in Registration Statement No. 333-249860 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, CA

December 16, 2020